Exhibit 10.25

English Translation

Reference No: CBC Syndicate Medium-to-long Term (2009)08

August 28, 2009

Chongqing Daqo New Energy Co., Ltd.

As the Borrower

China Construction Bank, Chongqing Branch

As the Lead Manager

China Construction Bank, Wanzhou Branch

As the Agent Bank

and

China Construction Bank, Wanzhou Branch

and

China Merchants Bank, Chongqing Jiangbei Sub-branch

As the Lenders

Medium-to-Long Term Syndicated Loan Agreement

of RMB537,500,000

i

Index

1.	Terms and Definitions	3
2.	Credit Line	6
3.	Drawdown	7
4.	Interest	8
5.	Repayment	9
6.	Prepayment	10
7.	Payment Terms	11
8.	Fees and Tax Compensation	13
9.	Cost Increase	13
10.	Change of Law	14
11.	Representations and Warranties	15
12.	Undertakings	16
13.	Financial Commitment	18
14.	Financial Materials	19
15.	Event of Default	19
16.	Fees and Expenses	21
17.	Syndicate Relationship	22
18.	Sharing	25
19.	Transfer	25
20.	Miscellaneous	26
21.	Information Disclosure	27
22.	Amendment	28
23.	Notice	28
24.	Debt Certificate	29
25.	Set-off	29
26.	Waiver and severability	29
27.	Counterparts	29
28.	Governing Laws and Jurisdiction	30
29.	Effectiveness and Termination	30

ii

This Agreement is entered into as of August 28, 2009 by and among:

(1) Chongqing Daqo New Energy Sources Co., Ltd., a company duly organized and existing under the laws of the People’s Republic of China with its registered address at XianJia Village, Longdu Neighborhood, Wanzhou District, Chongqing, China, as the borrower (hereinafter the “Borrower”);

(2) China Construction Bank, Chongqing Branch, acting as the lead manager (hereinafter the “Lead Manager”);

(3) China Construction Bank, Wanzhou Branch, acting as the agent bank (hereinafter the “Agent Bank”); China Construction Bank, Wanzhou Branch and China Merchants Bank, Chongqing Jiangbei Sub-branch, acting as the lender (hereinafter each a “Lender” and collectively the “Lenders”).

Now, the parties hereby agree as follows:

1.	Terms and Definitions

1.1	In this Agreement:

“Financial Year” means, with respect to the Borrower, the period between January 1 (inclusive) of a calendar year and December 31 (inclusive) of the same year.

“Loan Fund” means any principal amount that has been or will be lent to the Borrower under the Credit Line in accordance with this Agreement;

“Affiliate” means, with respect to any party, its subsidiary or controlling company or any other subsidiary of such controlling company;

“Available Contribution” means, with respect to a Lender and at anytime, such Lender’s Contribution minus the Loan Fund it has granted according to this Agreement, subject to any other provisions hereunder;

“Available Loan” means all Lenders’ Available Contributions minus any Loan Fund that has been requested upon issuance of a Drawdown Notice according to this Agreement;

“Drawdown Period” means the period beginning from the Signing Date (inclusive) and ending on the date of six (6) months thereafter;

“Benchmark Interest Rate” means the interest rate as publicized by the PBOC for the loans of the same term and types on the Interest Calculation Date;

“Interest Calculation Date” means, with respect to every Loan Fund, the date on which such Loan Fund reaches the account held by the Borrower;

“Business Day” means any day on which the business offices of a commercial bank in the PRC is open for business (not including Saturdays, Sundays, and other public holidays);

“Contribution” means, with respect to any Lender, the amount to be contributed as specified in Annex 1;

“Drawdown Date” means, with respect to any Loan Fund, the date on which such Loan Fund is actually extended to the Borrower;

“Drawdown Notice” means any notice form of which is substantially consistent with such form as provided in Annex 4 and which is to be issued by the Borrower and endorsed by the Agent Bank on behalf of the Lenders, including one (1) original copy and one (1) duplicate;

“Event of Default” means any event or circumstance described in Article 15.1 hereof;

“Credit Line” means the RMB credit line specified in Article 2.1 hereof;

“Last Maturity Date” means the day of January 20, 2015;

“Financing Documents” means this Agreement and any other document relating to this financing Project, including but not limited to interbank agreements among the Syndicate members (“Interbank Agreement”), letter of guarantee, etc.;

“Financing Party” means the Lead Manager, Agent Bank, and Lenders;

“Financial Liabilities” include but not limited to any liability relating to (1) loan; (2) any bond, check, loan facility, stock or similar notes mortgaged by any company; (3) any acceptance or documentary letter of credit; (4) any sold or discounted account receivable (except those without recourse); (5) any cost for purchasing any assets prior to or after acquiring or possessing the same, and such advanced or deferred payment functions as a financial tool for the purchase of assets; (6) financing tool mainly for purchasing leased assets; (7) any amount collected to the same effect as loan or financing; (8) any guarantee, indemnity or similar undertakings with respect to the financial losses suffered by any person; or (9) other contractual obligation or tort liability. No liability shall be double counted

“Financial Statements” mean the financial materials provide by the Borrower according to Article 14, including but not limited to original copies of the balance sheet, profit and loss statement, and cash flow statement;

“Controlling Company” means, with respect to a corporate entity, any shareholder who controls more than fifty percent of its shares, or any company that controls the board of directors and/or the actual business and finance according to its shareholding, the articles of association or operational agreements;

“Interest Payment Date” means the 20th day of each and every month;

“Lenders” mean the lending banks listed in Annex 1;

“Loan Balance” means the aggregate amount of the Loan Fund that has been extended to but not been repaid by the Borrower;

“Material Adverse Effect” means any material changes to the Borrower’s assets, financial or operational conditions, which based on the reasonable judgment of the Majority Lenders will cause or is likely to cause material adverse effect on the Borrower’s ability to perform any of its main obligations under this Agreement;

“Majority Lender” means one or more Lenders whose shares account for two-thirds (2/3) or more of the Loan Balance;

“PBOC” means the People’s Bank of China or its branches, subject to the contexts;

“Relevant Regulators” mean the PBOC, China Banking Regulatory Commission, and China Securities Regulatory Commission or their branches;

“PRC” means the People’s Republic of China and, for avoidance of doubt, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan for the purpose of this Agreement;

“Project” means the polysilicon project of an annual production of 1,800 tons (as approved under the Yu Fa Gai Wai [2008] 427 and Wan Zhou Fa Gai Cai [2008] 21);

“RMB” means the legal currency of the PRC;

“Repayment Date” means the date on which the Borrower shall repay the loan pursuant to Article 5.1 of this Agreement;

“SAIC” means the State Administration of Industry and Commerce and its branches, subject to the contexts;

“Guarantee” means any mortgage, pledge, lien, undertaking or any other agreements or arrangements to the effect of providing security (no matter they are created under the PRC law or not);

“Signing Date” means the date on which the official copy hereof is signed and chopped by the representatives of the Borrower, Lead Manager, Agent Bank and each Lender according to Article 27;

“Syndicate” means, for the purpose of the Project hereunder, the consortium compose of (1) China Construction Bank, Chongqing Branch, as the Lead Manager; (2) China Construction Bank, Wanzhou Branch, as the Agent Bank; and (3) the financial institutions listed under Annex 1 hereof;

“Assignee Bank” has the meaning stipulated under Article 19;

“Assignment Certificate” means the assignment certificate signed by relevant parties in the form set forth in Annex 7.

1.2	Interpretation

(1)	Headings hereof are for reference only, and shall not be used as interpretation for this Agreement;

(2)	Any reference of “asset” shall include its current and future property, income, revenue, intellectual property, trade name and property rights of any type;

(3)	Any reference of “person” shall include natural person, corporate legal person, public institution, partnership, state, government body, international organization, association, group or any other organizations;

(4)	“Control” shall mean one party is able to decide or influence the matters or management of another party through voting rights, agreements or other means;

(5)	“Continuance” shall be interpreted, with respect to an event of default, as that such event of default has occurred and has not been reasonably remedied, nor be waived by the Syndicate;

(6)	Any reference of “Agent Bank,” “Lender” shall include its successors, permitted assignees and transferees of its legal rights;

(7)	This Agreement shall mean Medium-to-Long Term Syndicated Loan Agreement of RMB537,500,000 and shall include any amendment and supplement thereto.

2.	Credit Line

2.1	The Lenders hereby agree to extend to the Borrower a credit line totaling RMB Five Hundred Thirty Seven Million and Five Hundred Thousand (RMB537,500,000).

2.2	The Borrower shall use all and any of the loan for fixed assets hereunder for the purpose of construction of the Project. The Borrower shall not alter the purpose of such loan without the prior written consent of the Lenders; the Borrower shall use all and any of the loan for working capital hereunder for the purpose of operation of the Project. The Borrower shall not alter the purpose of such loan without the prior written consent of the Lenders.

2.3	During the Drawdown Period, the Borrower shall not rescind the Lenders’ Contributions.

2.4	Each Lender’s rights under or in connection with this agreement shall be independent from each other’s. Failure to perform the obligations hereunder by each Lender shall not affect the other Lenders’ obligations hereunder. No Lender shall be responsible for any other Lenders’ obligations hereunder.

3.	Drawdown

3.1	Amounts that have been drawn down

(1)	prior to execution of this Agreement, the Borrower has entered into a RMB Loan Agreement (No. 2009(1270)3) with China Construction Bank, Wanzhou Branch, pursuant to which a fixed asset loan of RMB400,000,000 was granted to the Borrower on January 21, 2009 for the purpose of construction of the Project. This shall be the first drawdown under this Agreement.

(2)	prior to execution of this Agreement, the Borrower has entered into a RMB Loan Agreement (No. 2009(1230)24) with China Construction Bank, Wanzhou Branch, pursuant to which a working capital loan of RMB100,000,000 was granted to the Borrower on July 7, 2009 for the purpose of construction of the Project. This shall be the second drawdown under this Agreement.

3.2	Unless otherwise agreed upon herein, except for the first and second drawdown, the Borrower may only withdraw the loan upon satisfaction of the following conditions. Each Lender shall specify a planned Drawdown Date in the Drawdown Notice with respect to each Loan Fund, and each Loan Fund in RMB shall be advanced to a RMB account held by the Agent Bank.

(1)

The Agent Bank receives a Drawdown Notice issued by the Borrower in respect of the Loan Fund concerned before11:00 am (Beijing time) of the seventh (7 th) Business Day ahead of the planned Drawdown Date, as well as the condition precedent documents specified under Annex 2;

(2)	The planned Drawdown Date under the Drawdown Notice is a Business Day within the Drawdown Period;

(3)	The Agent Bank confirms the Drawdown Notice according to Article 3.3 hereof.

3.3	The Agent Bank shall, within two (2) Business Days after receipt of a Drawdown Notice in respect of a Loan Fund, notify each Lender of the Loan Fund and their respective contribution in the form loan issuance notice of Annex 5, and shall provide the duplicate of the Drawdown Notice and the condition precedent documents specified in Annex 2.

Each Lender shall examine all documents provided by the Agent Bank according Article 3.2 hereof; upon satisfaction of all other conditions under this Agreement, each Lender shall, within two (2) Business Days, serve confirmation letter on the Agent Bank in the form of Annex 9 for participation in granting the Loan Fund.

3.4	Upon the condition of the Agent Bank’s receipt of all Loan Funds from all Lenders, the Agent Bank shall confirm each Drawdown Notice on the Drawdown Date on behalf of each Lender.

3.5	The Drawdown Notice issued and delivered by the Borrower is irrevocable. To the extent permitted hereunder, the Borrower is responsible to withdraw the funds according the Drawdown Notice, failing which the Borrower shall indemnify the Agent Bank and the Lenders the cost for financing actually incurred as requested.

3.6	Upon expiry of the Drawdown Period, the Borrower’s Available Loan shall be reduced to zero automatically.

4.	Interest

4.1	The annual interest rate applicable to each Loan Fund shall be the Benchmark Interest Rate. (“Loan Interest Rate”)

The Loan Interest shall be calculated, on the basis of 360 days per annum, multiplied by the actual calculation days and actual Loan Balance, which include the Drawdown Date but excludes the last day thereof.

4.2	Unless otherwise agreed upon herein, the Borrower shall pay the interest on the Interest Payment Date.

4.3	For any overdue interest, the Lenders may charge interest on compound basis on such amount overdue at 50% of the Loan Interest Rate; if the Borrower fails to repay duly any loan, the Lenders may additionally charge penalty interest on such amount overdue at an additional 50 percent of the Loan Interest Rate; if the Borrower fails to use the Loan Fund for the purpose specified under this Agreement, the Lenders may charge penalty interest on such amount misused at an additional 100 percent of the Loan Interest Rate.

4.4	Unless otherwise stipulated by the PBOC, the Loan Interest Rate for the Loan Fund shall be adjusted on the anniversary date of each Drawdown Date in light of the Benchmark Interest Rate publicized by the PBOC; in the absence of Drawdown Date, the last day of the corresponding month of the next year shall be the anniversary date. If the PBOC or other authorities adjust the interest rate or calculation, the Lenders may apply such rate or calculation without any consent of the Borrower.

4.5	If the PBOC renounces its control over the Benchmark Interest Rate, then:

(1)	upon unanimous consent of the Lenders, the Borrower and the Lenders shall enter into supplemental agreements on the new interest rate in light of the PBOC’s decisions, as well as other financial regulations; and

(2)	prior to conclusion of the agreements as described in Article 4.5(1), the last Benchmark Interest Rate publicized by the PBOC before the decontrol shall apply.

5.	Repayment

5.1	The Borrower shall repay the loan principal pursuant to the following repayment schedule.

(1)	The repayment of the first drawdown of the fixed asset loan in the amount of RMB400,000,000 shall be made pursuant to the RMB Loan Agreement (Contract No.: 2009(1270) No.3) entered into by and between the Borrower and China Construction Bank, Wanzhou Branch:

No.	Repayment Date	Amount to be Repaid (RMB)
1.	March 15, 2010	19,800,000
2.	June 15, 2010	19,800,000
3.	September 15, 2010	19,800,000
4.	December 15, 2010	19,800,000
5.	March 15, 2011	25,700,000
6.	June 15, 2011	25,700,000
7.	September 15, 2011	25,700,000
8.	December 15, 2011	25,700,000
9.	March 15, 2012	25,000,000
10.	June 15, 2012	25,000,000
11.	September 15, 2012	25,000,000
12.	December 15, 2012	25,000,000
13.	March 15, 2013	25,000,000
14.	June 15, 2013	25,000,000
15.	September 15, 2013	25,000,000
16.	December 15, 2013	25,000,000
17.	March 15, 2014	4,500,000
18.	June 15, 2014	4,500,000
19.	September 15, 2014	4,500,000
20.	January 20, 2015	4,500,000

(2)	The working capital loans shall be repaid in a lump sum on the repayment date.

Lender	Amount to be Repaid (RMB)	Repayment Date
China Construction Bank, Wanzhou Branch	100,000,000	2011.7.6

China Merchants Bank, Chongqing Jiangbei Sub-branch	37,500,000	One year anniversary of the date on which the loan is granted

5.2	The Borrower shall repay the entire Loan Balance (if any) and all outstanding interests and fees (if any) on the last Maturity Date.

5.3	Funds used by the Borrower to repay the principal and interests include but not limited to:

(1)	Depreciation of the Project;

(2)	Profits of the Project;

(3)	Amortization of the Project; and

(4)	Other sources of funds obtained by the Borrower.

6.	Prepayment

6.1	Subject to Article 6.2 hereunder, the Borrower shall submit the prepayment notice to the Agent Bank thirty (30) Business Days in advance in accordance with Annex 6 of this Agreement. Upon written consent of the Majority Lender, the Loan Balance can be prepaid in part or in whole. In the event of partial prepayment, the minimum amount shall be no less than RMB10,000,000 (RMB ten million).

6.2	Any prepayment notice signed and delivered by the Borrower shall state the prepayment date, amount and type of loan. The Borrower is obliged to make prepayment according to the date and amount as indicated on the prepayment notice which shall not be amended or revoked.

6.3	The Borrower shall make prepayment in the reverse order of the repayment schedule as stipulated in Article 5.1 hereunder when prepaying fixed capital loan in accordance with Article 6.1, and the remaining outstanding loan shall still be repaid according to the repayment schedule under Article 5.1. When the Borrower prepays working capital loan in accordance with Article 6.1, the Lenders shall be prepaid based on their loan percentage in the Loan Balance.

6.4	When the Borrower prepays fixed asset loan in accordance with Article 6.1, the prepayment fees shall be subject to the RMB Loan Agreement (Contract No.: 2009(1270)No.3) entered into between the Borrower and China Construction Bank, Wanzhou Branch. When the Borrower prepays working capital loan in accordance with Article 6.1, no prepayment fees are required to be paid by the Borrower to the Lenders.

6.5	The Borrower shall not re-borrow the prepaid amount unless provided otherwise in this Agreement.

7.	Payment Terms

7.1	Payment by the Lenders:

(1)	Before the execution of this Agreement, China Construction Bank, Wanzhou Branch has granted a fixed asset loan in the amount of RMB400,000,000 (four hundred million) to the Borrower on January 21, 2009, which shall be deemed as the first drawdown under this Agreement. and the aforesaid Loan Fund has been transferred to the following account of the Borrower on January 21, 2009:

Account Name: Chongqing Daqo New Energy Co., Ltd.

Bank of Deposit: China Construction Bank, Wanzhou Branch

Account No.: 50001303600050210083

(2)	Before the execution of this Agreement, China Construction Bank, Wanzhou Branch has granted a working capital loan in the amount of RMB100,000,000 (one hundred million) to the Borrower on July 7, 2009, which shall bee deemed as the second drawdown under this Agreement. The aforesaid Loan Fund has been transferred to the following account of the Borrower on July 7, 2009:

Account Name: Chongqing Daqo New Energy Co., Ltd.

Bank of Deposit: China Construction Bank, Wanzhou Branch

Account No.: 50001303600050212151

(3)	Subject to other stipulations hereunder, the remaining loans other than the first and second drawdown shall be transferred by each Lender directly to the following designated account of the Agent Bank before 15:00 (Beijing time) of each drawdown date:

Account Name: Outside syndicate loan incoming account-Chongqing Daqo New Energy Co., Ltd.

Bank of Deposit: China Construction Bank, Wanzhou Branch, business department

Account No.: 10150030360029101000800013

The Agent Bank shall transfer all the Loan Fund granted by each Lender to the following account opened by the Borrower at the Agent Bank on the date upon receiving the Loan Fund from each Lender, and confirm each Drawdown Notice on behalf of each Lender before 17:00.

Account Name: Chongqing Daqo New Energy Co., Ltd.

Bank of Deposit: China Construction Bank, Wanzhou Branch

Account No.: 50001303600050212151

Borrower hereby agrees to the supervision of the above account by the Agent Bank.

7.2	Payment by the Borrower:

The Borrower shall repay the due amount to the following account at the latest of: (i) one (1) Business Day before the Interest Payment Date when repaying loan interests; (ii) one (1) Business Day before relevant Repayment Date and Last Maturity Date when repaying loan principal and the last installment of loan interests; and (iii) within three (3) Business Days after receiving notice from the Agent Bank requesting to repay relevant fees hereunder:

Account Name: Chongqing Daqo New Energy Co., Ltd.

Bank of Deposit: China Construction Bank, Wanzhou Branch

Account No.: 50001303600050212151

The Borrower hereby irrevocably authorizes the Agent Bank to deduct any amount due under this Agreement from the above account on the relevant maturity date. The Agent Bank shall transfer the deducted amount to the account of each Lender on the maturity date according to the order and percentage stipulated under Article 7.6.

Account Name: China Merchants Bank, Chongqing Jiangbei Sub-branch

Opening Bank: China Merchants Bank, Chongqing Jiangbei Sub-branch

Account No.: 912351220439003010

Remark: Daqo New Energy syndicate loan (principal or interests or fees)

7.3	The Agent Bank is not obliged to pay for any party hereunder.

7.4	If payment date under this Agreement is not a Business Day, payment shall be made on the Business Dayprior to the payment date.

7.5	The Borrower shall make repayment of any due amount in RMB.

7.6	Except for the repayment made according to Article 10(2), any amount received by the Agent Bank from the Borrower shall be allocated in the following order:

(1)	pay to the Lenders any fee due under Article 16.1;

(2)	repay various fees to the Agent Bank which ought to be paid by the Borrower;

(3)	pay fees incurred in realization of the right as the creditors and other unpaid fees ought to be borne by the Borrower to various Lenders according to their percentage in the Loan Balance.

As to loan principal due or overdue for less than ninety days, or loans with the interests overdue for less than ninety days, after allocating the amount as stipulated under Article 7.6(1) to (3), the remaining amount shall be allocated in the following order:

(4)	pay any interest due and payable (including but not limited to interests, compound interests and penalty interests) by the Borrower to various Lenders according to their percentage in the Loan Balance.

(5)	pay any principal due and payable by the Borrower to various Lenders according to their percentage in the Loan Balance.

As to loan principal overdue for more than ninety days, or loans with the interests overdue for more than ninety days or otherwise stipulated under laws, regulations or rules, after allocating the amount as stipulated under Article 7.6(1) to (3), the remaining amount shall be allocated in the following order:

(6)	pay any principal due and payable by the Borrower to various Lenders according to their percentage in the Loan Balance.

(7)	pay any interest due and payable (including but not limited to interests, compound interests and penalty interests) by the Borrower to various Lenders according to their percentage in the Loan Balance.

8.	Fees and Tax Compensation

8.1	Any time after the Signing Date, no deduction shall be made to any payment made by the Borrower to any Financing Party hereunder, including but not limited to deduction of any taxes and fees. If such deduction by the Borrower is required by any laws and regulations, the amount payable by the Borrower shall be increased accordingly so as to ensure that after such deduction, the net amount actually received and held by such Financing Parties is equal to the amount without deduction.

8.2	Any time after the Signing Date and without interference to Article 8.1, if any Financing Party is required to pay any taxes, fees or other amounts of any nature for any amount received or receivable hereunder by any laws and regulations, the Borrower shall compensate such Financing Party of such payment upon request and provision of written proof so as to make sure that the net amount actually received and held by such Financing Party is equal to the amount without such taxes and fees.

8.3	The above Article 8.1 and 8.2 are not applicable to the business tax, income tax and other taxes and fees arising therefrom levied on any Financing Party according to the tax laws.

9.	Cost Increase

9.1	Any time after the Signing Date, if due to the promulgation or change of any laws and regulations or their interpretations, or due to the requirement of Relevant Regulators or other financial department or other government authorities which have jurisdiction over the lending activities hereunder:

(1)	Any Financing Party is required to pay any tax or other amounts for any amount payable or paid by the Borrower hereunder (not including the taxes and fees as mentioned in Article 8.3);

(2)	Cost is increased due to any Financing Party’s entering into this Agreement or assumption of obligations hereunder or due to unpaid Loan Funds by the Borrower; or

(3)	Received or receivable amount hereunder by any Financing Party is decreased,

then, upon request of the Agent Bank, the Borrower shall compensate such Financing Party of such taxes, fees, increased cost or decreased amount.

9.2	If any Financing Party plans to request compensation according to Article 9.1, a proof shall be submitted to the Agent Bank after knowing the causes, stating in detail the basis and calculation method of such compensation, the Agent Bank shall notify the Borrower accordingly and provide a copy thereof.

10.	Change of Law

10.1	Any time after the Signing Date, if due to the promulgation or change of any laws and regulations or their interpretations, or due to the requirement of Relevant Regulators or other financial department or other government authorities which have jurisdiction over the lending activities hereunder, any Lender’s performance of its obligations hereunder becomes illegal, such Lender shall submit a proof to the Agent Bank after knowing such circumstances as soon as possible, stating in detail the causes and basis of the illegality. The Agent Bank shall notify Borrower within two (2) Business Days after receiving such proof and provide a copy thereof. After notification is made by the Agent Bank:

(1)	Commitment made by such Lender to participate in the issuance of the Loan Fund and its Available Contribution shall be cancelled automatically;

(2)	Unless otherwise stipulated by laws and regulations, after receiving the notice delivered by the Agent Bank on behalf of such Lender, the Borrower shall repay such Lender according to its percentage in the Loan Balance and repay the payable interests within the period as set forth in the notice, which shall be not less than thirty (30) Business Days; and

(3)	Such Lender is not required to pay any liquidated damages and fees to the Borrower.

11.	Representations and Warranties

11.1	The Borrower represents and warrants to each Lender as follows:

(1)	The Borrower is a limited company duly incorporated and validly existing under the PRC laws.

(2)	The Borrower has the full power and capacity to conduct the business activities, enter into this Agreement, exercise the rights and perform obligations hereunder.

(3)	The Borrower has taken all the internal procedures necessary to enter into this Agreement, exercise the rights and perform obligations hereunder. This Agreement is signed by a person duly authorized by the Borrower and shall be binding on Borrower.

(4)	The obligations of the Borrower hereunder constitute valid, effective and binding obligations and shall be performed according to the terms hereunder.

(5)	Execution of this Agreement, exercise of the rights and performance of the obligations hereunder by the Borrower will not breach or conflict with any of the following:

(i)	any agreement, contract to which Borrower is a party or any other covenants binding on any of the Borrower’s assets;

(ii)	memorandum and articles of association and other fundamental documents of the Borrower; or

(iii)	any laws, regulations, judgments, verdicts, rulings or administrative decisions applicable to the Borrower.

(6)	The Borrower has obtained all the authorizations, consents, approvals and permits required or necessary to the transactions contemplated hereunder as well as to enter into and perform this Agreement, and such authorizations, consents, approvals and permits are in full force and effect.

(7)	There is no current and ongoing Event of Default, neither has the Borrower breached any applicable laws, regulations, measures, judgments, verdicts, rulings and administrative decisions.

(8)	There is no litigation, arbitration or other legal procedure with similar nature that may cause a Material Adverse Effect, nor has the Borrower participated in any of the above.

(9)	In any judicial procedure that takes place in China and to which the Borrower is a party, the Borrower or its assets will not enjoy any exemption or special right in prosecution, judgment, execution, property preservation or other legal procedures.

(10)	Execution of this Agreement and performance of the obligations hereunder by the Borrower will be completely bound by civil and commercial laws.

(11)	Audited financial statements and consolidated financial statements recently submitted to the Agent Bank are prepared according to China’s general accounting principle and standard and fairly reflect the Borrower’s financial conditions as of the date of the statements. Since issuance of the statements, no event that has or may have a Material Adverse Effect on the Borrower’s financial conditions has occurred.

(12)	No legal procedure has been brought against the Borrower by anybody to carry out cessation, liquidation, reorganization, bankruptcy, dissolution or procedures with similar nature.

11.2	The above representations and warranties are made by the Borrower on the Signing Date. Furthermore, on each Drawdown Date, the above representations and warranties will be deemed to be made by the Borrower repeatedly according to the then existing facts and situations, and shall be true and correct in light of the then existing situations.

11.3	The Borrower hereby confirms that the Lenders execute this Agreement and perform their obligations hereunder in full reliance on the above representations and warranties.

12.	Undertakings

The Borrower undertakes to the Lenders that from the Signing Date through the repayment date of all the payable amounts hereunder by the Borrower:

12.1	The Borrower shall make sure that its obligations to the Lenders hereunder constitute direct and unconditional obligations at all times.

12.2	Specific conditions of the fixed asset loan shall be subject to the Loan Agreement (Contract No.: 2009(1270)No.3) and Guarantee Contract (Contract No.: Bao2009(1270)No.3) entered into between the Borrower and China Construction Bank, Wanzhou Branch.

(1)	Fixed asset loan can only be used in the construction of the Project;

(2)	Approval from Chongqing Development and Reform Commission and Environmental Protection Approval Letter for Chongqing Construction Project are obtained for the Project;

(3)	Registered capital with the amount of US$ 63,000,000 shall be in place. Other self-raised Project construction funds and fixed asset loan shall be used in the same proportion;

(4)	If investment in the Project exceeds estimation, Daqo Group will be fully responsible for the excess;

(5)	After completion of the Project, a mortgage will be created on the fixed assets of the Project to secure the loans;

(6)	Capital fund for the Project shall be deposited with and supervised by the Agent Bank;

(7)	A special account shall be opened at the Agent Bank to make repayment. Repayment funds will be drawn from the sales revenue and used to repay the fixed asset loan quarterly; and

(8)	Contractor’s all-risks insurance shall be purchased for the Project with the first beneficiary being the Agent Bank.

12.3	During the duration of the syndicated loan, the Borrower shall open a basic settlement account at the Agent Bank and gather all the sales revenue to the Agent Bank.

12.4	The Borrower shall not repay any loan provided by its shareholder or beneficiary owner during the construction of the Project thereto during the term of the syndicated loan, nor shall its shareholder and beneficiary owner charge any fees in connection with the loan to the Borrower.

12.5	Upon the Project is completed and put into use, the ratio of debt to asset reflected in the annual report shall not exceed 75%.

12.6	The Borrower shall not provide any external guarantee except for the guarantee provided thereby in connection with the loan of members of Daqo Group borrowed from the Lead Manager.

12.7	If any of the following event occurs, the Borrower shall inform the Agent Bank within seven (7) days upon the occurrence of such event:
(1)	Any Event of Default;

(2)	Any lawsuit, arbitration or other legal procedures specified in Article 11.1(8) and 11.1(12) hereof; or

(3)	Any event that has, or to the Borrower’s knowledge may have Material Adverse Effect.

12.8	Without the written consent of the Majority Lender:

(1)	The Borrower shall ensure that its beneficiary owners remain relatively the same, maintain its position as a legal person legitimately and validly existing, abide by all applicable laws and regulations, and pay all relevant taxes imposed by governmental authorities;

(2)	The Borrower shall ensure no change to its operation nature or business scope that will have Material Adverse Effect;

(3)	The Borrower shall ensure that its registered capital will not be decreased;

(4)	The Borrower shall ensure that no additional Guarantee on all or part of the assets of this Project in favor of any person is created or allowed;

(5)	The Borrower shall ensure that dividend shall not be distributed to shareholders unless and until principal and interest of the syndicated loan are repaid as agreed for each repayment year; or

(6)	The Borrower shall ensure that it will not conduct major operational activities such as additional financing, additional project construction, external investment, or external guarantee and payment in large amount.

12.9	All affiliated transactions between the Borrower and the Affiliates of any form or substance are on arms length basis. The Affiliate shall not misappropriate the Borrower’s fund, nor shall it jeopardize the Lenders’ legitimate interests by means of transferring profit or otherwise through unfair affiliated transaction.

12.10	The Borrower undertakes to use the Loan Fund hereunder for purposes specified herein and shall not use the same for other purposes or embezzle it.

12.11	The Borrower undertakes that Daqo Group shall guarantee all debts hereunder with joint and several liabilities by providing a guarantee letter acceptable to the Lenders. The guarantee provided by Daqo Group for this Agreement shall not exceed 80% of the total assets of Daqo Group.

12.12	The Borrower undertakes that its legal representative, namely Mr. Guangfu Xu, being the major shareholder of Daqo Group, shall guarantee all debts hereunder with joint and several liabilities by providing a guarantee letter acceptable to the Lenders.

12.13	Upon the Agent Bank’s reasonable request and advance notice to the Borrower, staff designated by the Agent Bank or the Lenders may enter into the Borrower’s operation sites to inspect the progress of the Project, asset and financial situation of the Borrower and financial records without affecting the Borrower’s ordinary operation. The Borrower shall cause its agent and employees to provide adequate cooperation on a timely basis. The Borrower ensures that it will timely provide its cash flow statement, each bank statement, most current list of contingent liabilities, information on fund reflowing and other relevant materials, and shall be responsible for the authenticity, accuracy and completeness of the abovementioned materials.

13.	Financial Commitment

The Borrower further makes the following covenants to the Lenders that, from the Signing Date to the date on which all amounts due and payable by the Borrower hereunder are fully repaid:

13.1	The Borrower undertakes to limit its ratio of debt to asset to 75%. Ratio of debt to asset mentioned in this clause refers to the Borrower’s ratio of debt to asset reflected in its annual financial statement.

13.2	Other than the definitions above, accounting terms used in this Article 13 shall be interpreted according to the generally accepted accounting principles of the PRC.

14.	Financial Materials

14.1	The Borrower shall ensure that all Financial Statements and other materials provided to the Agent Bank hereunder are accurate, complete and most current as confirmed by its financial controller. For purposes of provision of materials as required in this Article 14, the Borrower shall provide to the Agent Bank sufficient authentic counterparts with its seal affixed so that the Agent Bank could distribute to the Lenders at least one counterpart of such financial statements or materials.

14.2	The Borrower shall provide to the Agent Bank its Financial Statements for each month as prepared according to the generally accepted accounting principles of the PRC within thirty (30) days upon the end of such month.

14.3	The Borrower shall provide to the Agent Bank its Financial Statements for each quarter as prepared according to the generally accepted accounting principles of the PRC within fifteen (15) business days upon the end of such quarter.

14.4	The Borrower shall provide to the Agent Bank Daqo Group’s quarterly and annual Financial Statements as prepared according to the generally accepted accounting principles of the PRC.

14.5	Concurrently with the provision of annual Financial Statements mentioned in Article 14.3 and 14.4 above, the Borrower shall provide an audit report with respect to such financial statements by a qualified accounting firm or its counterpart that is certified to be accurate.

14.6	The Borrower shall cooperate with the Lenders to inspect the use of the Loan Fund, and shall provide to the Agent Bank materials such as operation situation etc. of Daqo Group Co., Ltd. and its members upon each Lender’s reasonable request from time to time.

15.	Event of Default

15.1	Each of the following events shall constitute an Event of Default:

(1)	The Borrower fails to draw or pay any fund due and payable hereunder in the amount, currency, method and time agreed upon herein;

(2)	The Borrower fails to use the Loan Fund for purposes set forth in Article 2.2;

(3)	Except for the matters set forth in Article 15.1(1), the Borrower fails to perform or observe any other obligation hereunder properly or timely, and the Borrower fails to make remedies acceptable to the Majority Lender within thirty (30) days upon the date on which the Borrower is aware of such matter or the date on which the notice requiring the Borrower to take remedy measures is issued by the Agent Bank, whichever is earlier;

(4)	Any representation and warranty made or repeatedly made (or deemed to be made repeatedly) by the Borrower in Article 12 is confirmed to be untrue or misleading, and the Borrower fails to make remedies acceptable to the Majority Lender within thirty (30) days upon the date on which Borrower is aware of such matter or the date on which the notice requiring the Borrower to take remedial measures is issued by the Agent Bank, whichever is earlier;

(5)	Any unpaid Financial Liabilities that are due and payable by the Borrower, or any guarantee or similar commitment in connection with financial loss of any person; or any Event of Default under (no matter how it is described) any document related to any unpaid Financial Liabilities due and payable or any guarantee or similar commitment in connection with financial loss of any person;

(6)	The Borrower’s senior management is suspected to be involved in significant matter that is filed for investigation by judicial authority such as corruption, acceptance of bribe, fraudulent practice or illegal operation, etc., and the Borrower fails to provide written notice to the Agent Bank within five (5) days upon its awareness of the occurrence of such significant matter;

(7)	Without the written consent of the Majority Lender, the Borrower enter into overall debt reorganization or debt assignment agreement with one or multiple of its creditors because it fails to repay (or deemed to be failed to repay in law) or acknowledges that it cannot repay any Financial Liability due and payable or any guarantee, indemnification or other similar commitment for the financial loss of any person or other situation;

(8)	The Borrower takes any action or any person takes any step, initiates any legal procedure, issues any order, submits any request or adopts any resolution with respect to the Borrower’s cessation of operation, suspension of business for correction, liquidation, bankruptcy or dissolution, or appoint settlement officer, trustee in bankruptcy or receiver for all or part of the Borrower’s assets for these purposes;

(9)	The Borrower is involved in lawsuit, or any of Borrower’s assets is seized, frozen, distressed, enforced or affected by similar legal procedures, and the Borrower fails to release such legal procedures or make remedies acceptable to the Majority Lender within thirty (30) days.

(10)	Any event or situation of the Borrower incurred wherever which is reasonably deemed by all Lenders to have similar impact as the matters set forth in clause (6) through (9) above;

(11)	The Borrower ceases or threats to cease all or significant part of its operation;

(12)	The Borrower’s performance of any obligation hereunder violates relevant laws, except for such violation is due to change of laws and regulations;

(13)	The Borrower breaches its representations and warranties made in Article 11, its covenants made in Article 12, and relevant financial commitment made in Article 13;

(14)	Financial materials provided by the Borrower pursuant to Article 14 are false or conceal major facts;

(15)	The Borrower’s de facto controlling person, Daqo Group Co., Ltd., breaches any obligation under the guarantee letter issued thereby pursuant to Article 12.12 hereof;

(16)	The Borrower’s legal representative, Mr. Guangfu Xu, being the major shareholder of Daqo Group, breaches any obligation under the guarantee letter issued thereby pursuant to Article 12.12 hereof;

(17)	The Borrower use the Loan Fund for arbitrage in negotiable securities, future goods or real estate;

(18)	The Borrower obtains the Loan Fund to grant loans and seeks illegal incomes;

(19)	The Project is cancelled or dropped in its entirety or in part, its factory or equipment is damaged, or the damage of its equipment is deemed to be significant by the Majority Lenders (whether it is insured or not), the project cannot be put into commercial operation, or the ability of the Borrower to perform the loan agreement is under Material Adverse Effect;

(20)	Any event or situation reasonably deemed by all Lenders to have resulted in or may result in any Material Adverse Effect based on good faith incurs; or

(21)	The Borrower breaches other obligation hereunder.

15.2	Upon the occurrence of any Event of Default set forth in Article 15.1, the Agent Bank has the right to take, however, upon the request of the Syndicate meeting, any of the following acts:

(1)	Give written notice to the Borrower to announce that all or part of the Loan Balance, together with its interest accrued, fees and other payment hereunder shall become due and payable in entirety or in part; upon such announcement, such payment shall be due and payable immediately, and no further notice by the Agent Bank is required.

(2)	Give written notice to the Borrower to announce that all loan that is not granted under the Credit Line is cancelled, thus the Credit Line is cancelled accordingly, and the Available Loan and each Lender’s Available Contribution shall automatically reduced to zero forthwith.

(3)	Exercise any other rights granted hereby and by laws.

15.3	The Borrower shall indemnify the Financing Parties for all losses suffered thereby and reasonable expenses (including but no limited to attorney fees and legal fees) arising from any Event of Default or the Borrower’s failure of performance of its obligation hereunder upon requested by Financing Parties with written evidence attached.

16.	Fees and Expenses

16.1	The Borrower shall pay the Agent Bank a syndicated loan fee of up to RMB550,000 (RMB Five Hundred Fifty Thousand Yuan In Words), which accounts for the participation fee for the syndicated loan, and shall be paid by the Borrower to the Agent Bank in a lump sum within two (2) Business Days upon the official execution of the Syndicate loan agreement, but it shall be no later than one (1) Business Day prior to the issuance of the third notice of drawdown from the Borrower to the Agent Bank.

16.2	Upon requested by the Agent Bank, the Borrower shall compensate the Agent Bank for all reasonable expenses and fees incurred during the Agent Bank and each Lender’s exercising and maintaining rights hereunder or under any documents mentioned herein in any jurisdiction, including but not limited to attorney fees and legal fees.

16.3	The Borrower shall pay stamp tax and current and potential registration fees and other tax fees imposed on the Borrower hereunder or under any document mentioned herein.

17.	Syndicate Relationship

17.1	Each Financing Party hereby appoints the Agent Bank as its agent in connection with this Agreement, and authorizes the Agent Bank to exercise rights, power, discretion and all other reasonable affiliated rights expressly granted under this Agreement. Act conducted by the Agent Bank in connection with such appointment shall be binding upon each Financing Party, and the Financing Parties shall exercise its rights hereunder through the Agent Bank.

17.2	During the performance of this Agreement, each Financing Party shall have the rights and obligations in accordance with its share and percentage of the Loan Balance. Obligations of each Lender hereunder shall be independent. Each Lender shall assume liabilities to the Borrower separately for failure or partial failure of performance of the obligations hereunder, without imposing any liability to the Agent Bank and other Lenders, however, other obligations of the Agent Bank and other Lenders hereunder shall not be exempted.

17.3	The Agent Bank shall inform each Lender and solicit opinions of each party in writing before it adopts the following resolutions, and shall act according to opinion of the Syndicate meeting:

(1)	Modify any Financing Documents or enter into any supplemental document with respect to Financing Documents;

(2)	Consent to exempt the Borrower’s Contribution;

(3)	Consent to increase the Credit Line;

(4)	Consent to extend the Borrower’s Drawdown Period;

(5)	Consent to appoint the Agent Bank’s successor according to provisions hereof;

(6)	If an Event of Default occurs, announce the cancellation of the loan that are not granted under the Credit Line;

(7)	If an Event of Default occurs, announce that all or part of the Loan Balance, together with its interest accrued, fees and other payment hereunder shall become due and payable in entirety or in part forthwith;

(8)	If the Borrower fails to or refuses to repay the loan, announce the realization of security interests or request guarantor to assume joint and several liability according to the guarantee contract;

(9)	Permit the Lenders to deduct the Borrower’s debt;

(10)	Announce that the Borrower breaches the contract and claim against the Borrower for liability of breaching the Financing Documents;

(11)	Decide to file a lawsuit;

(12)	Relevant matters to be determined by the Syndicate meeting as agreed in the Financing Documents.

The Syndicate meeting shall be held in accordance with the provisions of the Interbank Agreements.

17.4	The Agent Bank:

(1)	May assume that (i) any representation made by the Borrower in connection with this Agreement is true; (ii) no Event of Default has occurred; and (iii) Neither party hereunder breaches its obligations hereunder unless the Agent Bank knows otherwise;

(2)	May engage lawyers, accountants, appraisers or other professionals it deems necessary and inform each Lender. the Agent Bank may rely on opinions obtained from such professionals;

(3)	May rely on and believe any communication or document that is true, including but not limited to any payment instruction;

(4)	Shall act in accordance with the instructions of the Syndicate meeting, which requires it to initiate any judicial procedure to defend itself, however, each Lender shall, according to Article 17.8 hereof, compensate, prepay or assume any cost, claim, expense (including but not limited to attorney fees) or liability in connection with observation of such instruction;

(5)	If it fails to obtain instruction from any other Financing Party or contact them upon reasonable effort is made, the Agent Bank may not act as such Financing Parties’ agent, or take appropriate actions in its discretion based on good faith on behalf of such Financing Parties, without assuming any liability to such Financing Parties for such omission or action;

(6)	In the event that the Financing Parties’ instruction violates applicable laws, it may not act according to such Financing Party’s instruction by giving written notice to each Financing Party.

17.5	The Agent Bank shall:

(1)	Inform any communication or document it received as an agent that is issued by the Borrower according to this Agreement to each Financing Party within two (2) Business Days;

(2)	Inform any Event of Default that it is aware of to each Financing Party within two (2) Business Days.

17.6	The Agent Bank or the Leading Bank shall not be responsible for the following:

(1)	Other Lenders’ failure to performance or inadequate performance of the obligations;

(2)	Validity of the Loan Agreement or related Financing Documents;

(3)	Breach by other Lenders;

(4)	Authenticity, accuracy or completeness of any material in connection herewith;

(5)	Execution, signing, validity, legality, effectiveness, sufficiency or enforceability of this Agreement, any certificate, report, title certificate or other documents related hereto issued or submitted at any time; or

(6)	Other matters beyond the Agent Bank’s expectation or control.

In addition, the Agent Bank, the Lead Manager, or their directors, employees or staff shall be responsible for action, omission or advice related hereto by it or its professional advisors, provided that there is no gross negligence or willful misconduct on their parts.

17.7

Unless expressly provided under this Agreement, none of the Agent Bank or the Lead Manager shall be deemed to have made any representation or warranty. Each of the Lenders hereby confirms that it has conducted and will conduct, wholly on its self, investigation and evaluation of financial position, credibility, corporate affairs, legal and independent status of the

Borrower; accordingly, each of the Lenders warrants to the Agent Bank or the Lead Manager that none of it has or will act as follows on reliance of the Agent Bank or the Lead Manager:

(1)	Review, investigate or enquire on its behalf about the truth, accuracy or completeness of any information regarding the Borrower, any other Lenders or the transaction contemplated hereunder, no matter whether such information has been or will be provided to such Lender by the Agent Bank or the Lead Manager;

(2)	Evaluate or examine on its behalf the financial position, credibility, development, corporate affairs or legal status of the Borrower or any other Lenders; or

(3)	Investigate or evaluate on its behalf the legality, validity, binding effect, sufficiency or enforceability of this Agreement, or any relating document, or any act taken or to be taken by any other Lenders.

17.8	Upon request from the Agent Bank from time to time, each of the Lenders shall indemnify or advance to the Agent Bank any and all costs, claims, losses, expenses (including without limitations attorney fees, auditor fees and appraisal fees) and liability incurred or potentially to be incurred by the Agent Bank due to its act in the capacity of Agent Bank, unless any of such costs, claims, losses, expenses and liabilities is directly resulted from gross negligence or willful misconduct of the Agent Bank.

17.9	The Agent Bank may resign from acting as the agent under this Agreement at any time with notice to all parties hereto no less than thirty (30) days in advance; provided, however, that such resignation will have no effect unless a successor Agent Bank has been duly appointed under Section 17.10.

17.10	Upon receipt of resignation notice issued by the Agent Bank under Section 17.9, subject to agreement from the Borrower, the Lenders may appoint a recognized and experienced bank or financial institution as successor to the Agent Bank within the period provided under such notice. If the Lenders fail to do so, subject to agreement from the Borrower, the resigning Agent Bank may nominate on behalf of the Lenders a recognized and experienced bank or financial institution as its successor.

17.11	When a successor to the Agent Bank is duly appointed or nominated under Section 17.10, (1) the resigning Agent Bank will be released from any further duty and obligation under this Agreement; (2) the successor to the Agent Bank shall be granted any and all rights, powers, discretions and responsibility of the Agent Bank; and (3) the resigning Agent Bank shall deliver to its successor any and all materials and documents held by it in connection with its performance of its obligations under this Agreement, and disclose to its successor any information to its knowledge.

18.	Sharing

18.1	If any of the Financing Parties pays any amount due under this Agreement with any amount received or collected from the Borrower, such Financing Party shall:

(1)	make the Agent Bank immediately informed of such amount it received or collected;

(2)	upon request from the Agent Bank, pay the Agent Bank an amount equal to such amount it received or collected (the “Shared Amount”).

18.2	The Agent Bank shall consider the Shared Amount as payment from the Borrower and allocate such Shared Amount among the Lenders pursuant to Section 7.6.

19.	Transfer

19.1	This Agreement is binding upon each Party and its respective successors or assigns.

19.2	The Borrower may not transfer any of its rights or obligations under this Agreement.

19.3	Subject to Section 19.4 of this Agreement, any of the Lenders (the “Assigning Bank”) may assign at any time any or all of its rights and/or obligations under this Agreement to a bank or financial institution (the “Assignee Bank”). The Lenders of the Syndicate shall have right of first refusal in connection with such transfer under unfavorable terms.

19.4	Any of the Lenders may transfer its obligations under this Agreement with effect only when:

(1)	the Assigning Bank and the Assignee Bank provides a duly completed and signed Assignment Certificate to the Agent Bank.

(2)	The Agent Bank and the Borrower duly execute such Assignment Certificate.

19.5	Each of the Lenders (exclusive of the Assigning Bank and the Assignee Bank) hereby irrevocably authorizes the Agent Bank to sign any completed Assignment Certificate on its behalf.

19.6	Any transfer duly performed under Section 19.3 is binding upon the Borrower.

19.7	On and from the date of assignment provided under the Assignment Certificate signed by the Agent Bank, within the scope of the matterss assigned under such Assignment Certificate:

(1)	The Assigning Bank, on one hand, and the other Parties hereto, on the other hand, will no longer be jointly liable to any outstanding obligation under this Agreement relating to any assigned matter; and

(2)	The Assigned Bank, on one hand, and the other Parties hereto, on the other hand, will be jointly liable to any outstanding obligation under this Agreement relating to any assigned matter.

19.8	The Assigning Bank will not be liable to the Assignee Bank in respect of:

(1)	the formation, signature, truth, accuracy, completeness, validity and enforceability of any Financing Document or any other document;

(2)	the probability of the collection of any account payable under any Financing Document; and

(3)	the truth, accuracy or completeness of any representation, oral or written, under or relating to any Financing Document.

19.9	The Assignee Bank confirms to the Agent Bank and its Financing Parties that:

(1)	it has conducted independent investigation and evaluation on the credibility, financial position and other developments of the Borrower without reliance on the information regarding the Borrower and any Financing Document provided by the Agent Bank or any other Lenders; and

(2)	it will continue to conduct independent investigation and evaluation on the credibility, financial position and other developments of the Borrower.

19.10	The Assigning Bank is not obliged to:

(1)	accept any rights and/or obligations which have been transferred to the Assignee Bank under Section 19.3; and

(2)	indemnify the Assignee Bank against any loss incurred due to the Borrower’s failure to perform any obligation under this Agreement.

19.11	The Agent Bank shall maintain and, upon request from any other Party, provide access to the member register of each Party.

20.	Miscellaneous

20.1

On January 21, 2009, China Construction Bank, Wanzhou Branch, and Chongqing Daqo New Energy Co., Ltd. entered into a certain RMB Loan Agreement (No. 2009(1270)3) and attachments thereto. On July 7, 2009, China Construction Bank, Wanzhou Branch, and Chongqing Daqo New Energy Co., Ltd. entered into a certain RMB Loan

Agreement (No. 2009(1230)24) and attachments thereto. These RMB loan agreements and attachments thereto, together with any and all information provided by the borrower for purpose of drawdown under such agreement, are integral parts of this Agreement. In case of any conflict between these RMB loan agreements and this Agreement, this Agreement shall prevail.

20.2	On January 21, 2009, China Construction Bank, Wanzhou Branch, on reliance of the RMB Loan Agreement (No. 2009(1270)3), extended to the Borrower a fixed assets loan in the amount of RMB400,000,000, which constitutes the first drawdown under this Agreement. On July 7, 2009, China Construction Bank, Wanzhou Branch, on reliance of the RMB Loan Agreement (No. 2009(1230)24), extended to the Borrower a working capital loan in the amount of RMB100,000,000, which constitutes the second drawdown under this Agreement.

21.	Information Disclosure

21.1	Each of the Financing Parties shall keep in confidence any information provided by the Borrower or its authorized representative in respect of the Financing Documents; provided, however, that any of the Financing Parties may:

(1)	disclose any information which has been in the public domain (other than those information which has been known to the public due to breach of this Section by such Financing Party);

(2)	disclose such information in connection with any suit or arbitration relating to this Agreement, or any other suit or arbitration as required by the court or arbitral tribunal;

(3)	disclose such information as required by any law or regulation;

(4)	disclose such information as required by any government, financial, tax or any other regulatory departments or any other competent authorities;

(5)	disclose such information to the professional advisor relating to this Agreement, provided such professional advisor shall undertake to such Financing Party in writing that it agree to comply with non-disclosure obligations under this Section;

(6)	disclose such information to such extent as permitted under Section 21.2; or

(7)	disclose such information with agreement from the Borrower.

21.2	Any of the Financing Parties may disclose to any of its Affiliates or any person with whom it may or has entered into any transfer, lending participation, or any other agreement in connection with this Agreement (the “Participants”):

(1)	any copy of any Financing Documents; and

(2)	any information under or relating to any Financing Document under the possession of such Financing Party.

21.3	The provisions under Sections 21.1 and 21.2 above supersede any prior non-disclosure undertaking made by any Financing Party relating to this Agreement.

22.	Amendment

Subject to Section 17.3 of this Agreement, this Agreement may be amended with agreement of the Agent Bank and the Borrower in form of writing supplement from time to time, and such amendment is binding upon all Financing Parties and the Borrower; provided, however, that without prior written agreement from the relevant Lender, none of such amend or waiver shall impose any new or additional obligation upon such Lender.

23.	Notice

23.1	Any and all communications between any of the Financing Parties, on one hand, and the Borrower, on the other hand, shall be made through the Agent Bank.

23.2	Any notice, request, instrument or any other document to the other Party under Agreement shall be made in writing and delivered to such address, fax number or telex number designated by the recipient in writing from time to time and addressed to a contact person. The address, fax number and telex number and contact person originally designated by each Party shall be provided in the signature pages of this Agreement.

23.3	Any communication between the Parties under this Agreement shall be deemed duly given:

(1)	if delivered by hand, upon delivery;

(2)	if sent by telex or fax, upon completion of the transmission and receipt of confirmation report; and

(3)	if sent by mail (including express mail), at 12:00 p.m. (Beijing time) of the seventh (7th) Business Day after such mail is delivered to the right address by registered mail.

23.4	Any change to the contact person, address, fax number or telex number of any Party shall be notified to the Agent Bank within two (2) days of such change. Upon receipt of notice for such change, the Agent Bank shall make any other Parties immediately informed of such change.

24.	Debt Certificate

Any Financing Party shall maintain accounts and records relating to this Agreement on its accounting books in line with its accounting practices. The Borrower hereby confirms that, unless found with gross errors, the records maintained by any Financing Party in line with its accounting practices shall be the only evidence for the debts owing by the Borrower to such Financing Party under this Agreement.

25.	Set-off

Upon occurrence of an Event of Default, any of the Lenders may set off any amount due but un-payable by the Borrower under this Agreement with any credit balance in any account maintained by the Borrower with such Lender. Subject to Section 18, such Lender shall transfer such set-off amount to the Agent Bank for its allocation.

26.	Waiver and severability

26.1	Failure to or delay in exercising any of its rights under this Agreement by any Financing Party shall not be deemed its waiver of such rights. Single or partial exercise of such rights by any Financing Party does not preclude such Financing Party from its otherwise or further exercise of such rights or its exercise of any other rights. The rights and remedies provided under this Agreement shall not exclude any rights or remedies to which any Financing Party is entitled under law.

26.2	If any provision of this Agreement is held illegal, invalid or unenforceable, the legality, validity or enforceability of the other provisions under this Agreement will not be affected or impaired.

27.	Counterparts

27.1	This Agreement shall be made in Chinese.

27.2	Subject to Section 17.3, any matter that is not addressed hereunder shall be resolved by a supplemental agreement, which will be drafted by the Borrower and the Agent Bank and be effective upon signature of the authorized representative of each Party. Such supplemental agreement shall have the same effect with this Agreement.

27.3	Any attachment to this Agreement forms an integral part of this Agreement.

27.4	This Agreement is made in five copies, the Borrower and each of the Financing Parties holding one copy, and each executed copy shall have the same effect.

28.	Governing Laws and Jurisdiction

28.1	The interpretation of this Agreement shall be governed by the laws, regulations and rules of the PRC then in effect.

28.2	Any dispute relating to this Agreement shall be resolved by the Parties under the principle of amicable negotiations. If such negotiations fail, such dispute shall be submitted to the jurisdiction of the local court where the Lead Manager is located.

28.3	The Borrower hereby irrevocably waives any existing or potential immunity of itself or any of its assets from any suit or legal proceedings in any jurisdiction.

29.	Effectiveness and Termination

The formal version of this Agreement shall be effective as of the date on which it is signed and affixed with corporate seal by the Borrower and each of the Financing Party, and be terminated upon due and full payment of any and all expenses, penalty interest, compound interest, lending interest, principal or any other payable under this Agreement.

Signature page

This Agreement has been signed by duly authorized representatives of each Party on the date first set forth above.

Borrower

Chongqing Daqo New Energy Sources Co., Ltd.

/S/ Guangfu Xu
Authorized representative

Lead Manager

China Construction Bank, Chongqing Branch

/S/ Chengsi Wu
Authorized representative

Agent Bank

China Construction Bank, Wanzhou Branch

/S/ Shucheng Zhou
Authorized representative

Lenders

China Construction Bank, Wanzhou Branch

/S/ Shucheng Zhou
Authorized representative

China Merchants Bank, Chongqing Jiangbei Sub-branche

/S/ Zhiming Zou
Authorized representative

Annex 1

Contribution of Each Lender

No.	Lender	Contribution to the Working Capital Loan (RMB)	Contribution to the Fixed Asset Loan (RMB)	Total Contribution (RMB)
1	China Construction Bank, Wanzhou Branch	100,000,000	400,000,000	500,000,000
2	China Merchants Bank, Chongqing Jiangbei Sub-branch	37,500,000		37,500,000

Annex 2

Conditions Precedent Documents

The Borrower shall submit the following documents prior to withdraw:

1.	A valid certificate in substantially the form of Annex 3 issued by the chairman of the Borrower, together with the identification certificate of the chairman of the Borrower, including but not limited to the chairman’s I.D. card.

2.	Original written resolutions of the shareholders of the Borrower, the content of which shall include but not limited to the following: approval of all the articles and the execution of the Financing Documents; authorization of one or more representatives to sign the Financing Documents on its behalf; authorization of one or more representatives to sign and/or deliver all the documents and notices in relation with the Financing Documents; samples of the signature of each authorized representative; covenants that during the period of time when the syndicated loans have not been repaid in full, no repayment shall be made to Daqo Group for the loans granted by Daqo Group to the Borrower for the construction of the Project; that the Syndicate shall be notified prior to any outside long term investment is made; that after the Project is completed and put into operation, the Debt Ratio as reflected in the annual report shall not exceed 75%; that no guarantee shall be made except for the guarantees provided to the Lead Manager for loans granted to the affiliates of Daqo Group; and that no dividend shall be distributed until the repayment of the principals and interests for a specific year has been made pursuant to the repayment schedule.

3.	Copies of the following documents with the corporate seal of the Borrower affixed:

(1)	Current memorandum and articles of association of the Borrower (including all the amendments and supplements);

(2)	Valid business license issued by SAIC;

(3)	Valid Corporate Code Certificate;

(4)	List of the authorized representatives and samples of signature;

(5)	Valid Tax Registration Certificate (copy); and

(6)	Valid Loan Card of the Borrower issued by PBOC.

4.	Original of this Agreement duly signed and affixed with seal by the authorized representatives of the Borrower and each Financing Party.

5.	Certificate evidencing the payment by the Borrower of the relevant fees in relation with the syndicated loans as agreed upon.

6.	Power of Attorney issued by the legal representative of the Borrower authorizing the handling of withdrawal, repayment and other matters in relation with this Agreement by the persons named therein.

7.	Original Letter of Guarantee issued by Daqo Group, the actual controller of the Borrower, in a form acceptable to the Lenders, together with copies of the following documents with the corporate seal of Daqo Group affixed:

(1)	Memorandum and articles of association;

(2)	Written resolutions of the Board or shareholders; and

(3)	List of the names and samples of signature of the representatives authorized to execute the Letter of Guarantee on behalf of Daqo Group and to deliver documents in relation therewith.

8.	Original Letter of Guarantee executed by Guangfu Xu, the legal representative of the Borrower and original Letter of Guarantee executed by Xiang Xu, the major shareholder of Daqo Group.

9.	Drawdown Notice in the form of Annex 4.

10.	Any other documents, opinions or warranties as deemed necessary by the Lenders.

Annex 3

Chairman’s Certificate

To: China Construction Bank, Wanzhou Branch, as the agent bank (hereinafter the “Agent Bank”) as agreed upon in the Syndicated Loan Agreement (as defined below)

Date:

I, Guangfu Xu, being the chairman of Chongqing Daqo New Energy Co., Ltd., a limited liability company duly incorporated in the People’s Republic of China (hereinafter the “Company”), hereby refer to the Medium-to-Long Term Syndicated Loan Agreement in the Amount of RMB537,500,000 dated                     2009 (hereinafter the “Syndicated Loan Agreement”) by and among (1) the Company as the Borrower, (2) China Construction Bank, Chongqing Branch as the Lead Manager, (3) you as the Agent Bank and (4) the financial institutions set forth in Annex 1 to the Syndicated Loan Agreement as the Lenders (hereinafter the “Lenders”). The defined terms in the Syndicated Loan Agreement shall have the same meaning when used in this certificate.

I hereby certify that

The	following copies are true, accurate and complete copies of their respective originals and have full effect as of the date of this certificate:

(1)	Current memorandum and articles of association of the Company (including all the amendments and supplements);

(2)	Valid business license issued by SAIC;

(3)	Valid Corporate Code Certificate of the Company;

(4)	List of the authorized representatives and samples of signature;

(5)	Valid Tax Registration Certificate (copy) of the Company;

(6)	Valid Loan Card of the Company issued by PBOC; and

(7)	Written resolutions of the shareholders passed at the shareholders meeting dated 2009 (hereinafter the “Shareholders Meeting”).

The resolutions passed at the Shareholders Meeting, as recorded in the meeting minutes, are not revoked or replaced and have full effect as of the date of this certificate.

The execution of each Financing Document, the assumption of obligations thereunder and the Credit line and the Loan Fund therein will not cause the Company to exceed the limitation of the maximum amount of loans the Company is allowed to borrow or lead to any breach of the Company’s memorandum and articles of association.

The following persons hold the positions set forth opposite to their names (and were holding such positions when executing the Syndicated Loan Agreement and other Financing Documents), are the duly authorized representatives by the Shareholders Meeting to execute the Financing Documents and all the relevant documents, and the signature opposite to their names are authentic signatures of such persons.

Name	Position	Sample of Signature

[ ]	[ ]	[ ]

Unless otherwise notified by writing, you are entitled to deem this certificate as true and accurate as of the date of each Drawdown Date.

Chongqing Daqo New Energy Co., Ltd.

Legal Representative:

(Seal)

Annex 4

Drawdown Notice

To: China Construction Bank, Wanzhou Branch

RE: Medium-to-long term syndicated loan in the amount of RMB 537,500,000 provided to Chongqing Daqo New Energy Co., Ltd.

According to Article 3 of the Medium-to-Long Term Syndicated Loan Agreement of RMB 537,500,000 dated [            ], 2009, our company has met all the conditions precedent to drawdown as well as other conditions and qualification for drawdown.

Our company hereby irrevocably informs you that we plan to drawdown [                    ] [amount/currency/type of loan] in a lump sum on [            ], 2009 according to the loan arrangements, and hereby deliver this notice. The drawdown amount should be paid in accordance with Article 7 of the Syndicated Loan Agreement.

Our company hereby confirms that:

(1) No Event of Default has happened or will be expected to happen;

(2) All the representations, warranties and undertakings made by our company in the Syndicated Loan Agreement are true, accurate and effective;

(3) All the conditions precedent documents provided to the Agent Bank by our company as listed in Annex 2 of the Syndicated Loan Agreement are still true, accurate and effective.

The capitalized terms defined in the Syndicated Loan Agreement shall have the same meaning when used in this notice.

Chongqing Daqo New Energy Co., Ltd. (Official Seal)
Authorized Representative:
Date:

We hereby accept the above terms and conditions.

China Construction Bank, Wanzhou Branch, as the Agent Bank of the Lenders
Authorized Representative:
Official Seal:
Date:

Annex 5

Form of Loan Issuance Notice

To: [Name of the Lender]

RE: Medium-to-long term syndicated loan in the amount of RMB 537,500,000 provided to Chongqing Daqo New Energy Co., Ltd.

According to Article 3 of the Medium-to-Long Term Syndicated Loan Agreement of RMB 537,500,000 dated [            ], 2009, Chongqing Daqo New Energy Co., Ltd. plans to drawdown from the Lenders and this irrevocable notice is hereby delivered. The drawdown amount is [            ] [amount/currency/type of loan] and drawdown date is [            ], 2009.

According to Article 3.3 of the Syndicated Loan Agreement, your bank is responsible for [amount/currency]. Please transfer the aforementioned amount to the following account before 15:00 (Beijing time), on [            ], 2009:

[Bank of Deposit]: China Construction Bank, Wanzhou Branch, Business Department

[Account Name]: Outside syndicate loan incoming account

[Account No.]: 10150030360029101000800013

Contact person and telephone number: Wang Jing 58220003

The capitalized terms defined in the Syndicated Loan Agreement shall have the same meaning when used in this notice.

China Construction Bank, Wanzhou Branch (Official Seal)
Authorized Representative:
Date:

Annex 6

Prepayment Notice

To: China Construction Bank, Wanzhou Branch

RE: Medium-to-long term syndicated loan in the amount of RMB 537,500,000 provided to Chongqing Daqo New Energy Co., Ltd.

According to Article 6 of the Medium-to-Long Term Syndicated Loan Agreement of RMB 537,500,000 dated [            ], 2009, our company plans to make prepayment to the Lenders and hereby deliver this irrevocable notice. The principal to be prepaid is [amount/currency], and the type of loan is [fixed asset loan/working capital loan] and the prepayment date is [                    ]. Specific arrangements shall be made according to Article 6 of the Syndicated Loan Agreement of RMB 537,500,000.

Our company confirms that:

The representations, warranties and undertakings under Article 11 and 12 of the Syndicated Loan Agreement are still true and accurate according to the facts and situations as of the delivery date of this notice; and

As of the delivery date of this notice, there is no event of default to be eliminated or rectified or potential event of default.

The capitalized terms defined in the Syndicated Loan Agreement shall have the same meaning when used in this notice.

Chongqing Daqo New Energy Co., Ltd. (Official Seal)
Authorized Representative:
Date:

Annex 7

Form of Transfer Certificate

To:	China Construction Bank, Wanzhou Branch
Address: No.86 Gao Sun Tang, Wanzhou District, Chongqing
Contact person: Wang Jing

Chongqing Daqo New Energy Co., Ltd.
Address: No.666, Long Du Avenue, salt and gas chemical industrial park, Wanzhou District
Contact person: Su Shihua

From: [Assigning Bank] and [Assignee Bank]

RE: Syndicated Loan Agreement of RMB 537,500,000 dated [            ], 2009 (hereinafter referred to as “Loan Agreement”)

We hereby refer to Article 19 of the Loan Agreement (Transfer). The capitalized terms of the Loan Agreement shall have the same meaning when used in this certificate.

1.	The Assigning Bank and the Assignee Bank hereby consent that all/part of the rights and obligations of the Assigning Bank under the Loan Agreement shall be transferred to the Assignee Bank in accordance with Article 19 (Transfer) of the Loan Agreement.

2.	The transfer date is [ ].

3.	The address of the branch of the Assignee Bank is listed in Annex 8.

4.	Article 19 of the Loan Agreement (Transfer) constitutes an integral part of this Certificate and is binding on the Assigning Bank and the Assignee Bank.

5.	After the transfer takes effect, the clauses of the Loan Agreement shall be binding on the Assignee Bank.

6.	This Transfer Certificate is governed by the laws of PRC.

[Assigning Bank]	[Assignee Bank]
Authorized Signatory:	Authorized Signatory:

(Official Seal)	(Official Seal)

China Construction Bank, Wanzhou Branch as the Agent Bank	Chongqing Daqo New Energy Co., Ltd. as the Borrower
Authorized Signatory:	Authorized Signatory:

(Official Seal)	(Official Seal)

Annex 8

Transferred Contribution

(including the relevant rights and obligations under the Syndicated Loan Agreement)

Contribution of the Assigning Bank		Contribution to be Transferred
RMB [ ]		RMB [ ]

Loan Amount of the Assigning Bank in the Loan Balance		Transferred Part
RMB [ ]		RMB [ ]

Assignee Bank

Name:
Branch:
Notification Address:
Tel:
Fax:
Contact Person:

[Assigning Bank]		[Assignee Bank]
Authorized Signatory:		Authorized Signatory:

	(Official Seal)		(Official Seal)

China Construction Bank, Wanzhou Branch, as the Agent Bank		Chongqing Daqo New Energy Co., Ltd., as the Borrower
Authorized Signatory:		Authorized Signatory:

	(Official Seal)		(Official Seal)

Annex 9

Confirmation Letter of Loan Issuance

To: China Construction Bank, Wanzhou Branch, as the agent bank as agreed upon in the Medium-to-Long Term Syndicated Loan Agreement of RMB537,500,000 (hereinafter the “Agent Bank”)

We have received the Loan Issuance Notice dated                     . After review, we agree to grant the loan [        ] [currency/amount/nature of loan] pursuant to the specifications of the Loan Issuance Notice. We further agree to transfer the aforesaid loan fund to the following bank account as designated by you before 15:00 (Beijing time) on [            ], 2009:

Account Name: Outside syndicate loan incoming account

Bank of Deposit: China Construction Bank, Wanzhou Branch, Business Department

Account No.: 10150030360029101000800013

The capitalized terms defined in the Syndicated Loan Agreement shall have the same meaning when used in this Confirmation Letter.

Lender: (Official Seal):

Authorized Representative:

Date: